Exhibit 99.1

Couchbase to be Acquired by Haveli Investments for $1.5 Billion

Couchbase stockholders to receive $24.50 per share in cash

Couchbase to become a privately held company upon completion of the transaction

SAN JOSE, Calif. – June 20, 2025 – Couchbase, Inc. (NASDAQ: BASE), the developer data platform for critical applications in our AI world, today announced that it has entered into a definitive agreement (the “Agreement”) to be acquired by Haveli Investments, a technology focused investment firm, in an all-cash transaction valued at approximately $1.5 billion.

Under the terms of the Agreement, Couchbase stockholders will receive $24.50 per share in cash. This represents a premium of approximately 67% to the closing stock price of March 27, 2025, the last full trading day prior to the announcement of Haveli’s investment into Couchbase, and a 29% premium to Couchbase’s closing stock price on June 18, 2025, the last full trading day prior to the transaction announcement. Upon completion of the transaction, Couchbase will become a privately-held company.

“Couchbase has been at the forefront of modern database technology, empowering developers and enterprises to build high-performance applications,” said Matt Cain, Chair, President and CEO of Couchbase. “Today’s announcement marks a significant milestone for our stockholders and an exciting new chapter for Couchbase. Haveli’s investment is a strong affirmation of our market position and our future potential, and we are thrilled to partner with Haveli to accelerate our vision and deliver even greater value to our customers.”

“The data layer in enterprise IT stacks is continuing to increase in importance as a critical enabler of next-gen AI applications,” said Sumit Pande, Senior Managing Director at Haveli Investments. “Couchbase’s innovative data platform is well positioned to meet the performance and scalability demands of the largest global enterprises. We are eager to collaborate with the talented team at Couchbase to further expand its market leadership.”

“We are excited to combine Haveli’s operational expertise in scaling enterprise software organizations with Couchbase’s strong product leadership to deliver high performance database solutions to the developer and enterprise customer base globally,” added Marissa Tarleton, Senior Managing Director at Haveli Investments.

Transaction Details, Approvals and Timing

The merger agreement includes a “go-shop” period expiring at 11:59 p.m., Eastern time, on June 23, 2025. During this period, Couchbase and its advisors will be permitted to solicit, consider and negotiate alternative acquisition proposals from third parties. The Couchbase Board will have the right to terminate the merger agreement to enter into a superior proposal, subject to the terms and conditions of the merger agreement. There can be no assurances that this “go-shop” process will or will not result in a superior proposal, and Couchbase does not intend to disclose related developments unless and until it determines that such disclosure is appropriate or otherwise required.

The transaction, which was approved by the vote of the directors on the Couchbase Board present and voting, is expected to close in the second half of 2025, subject to customary closing conditions, including approval by Couchbase’s stockholders and the receipt of required regulatory approvals.

Upon completion of the transaction, Couchbase’s common stock will no longer be listed on any public market.

Advisors

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Couchbase, and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

Latham & Watkins LLP is serving as legal counsel and Jefferies LLC is serving as the lead financial advisor to Haveli Investments.

About Couchbase

As industries race to embrace AI, traditional database solutions fall short of rising demands for versatility, performance and affordability. Couchbase is seizing the opportunity to lead with Capella, the developer data platform architected for critical applications in our AI world. By uniting transactional, analytical, mobile and AI workloads into a seamless, fully managed solution, Couchbase empowers developers and enterprises to build and scale applications and AI agents with complete flexibility – delivering exceptional performance, scalability and cost-efficiency from cloud to edge and everything in between. Couchbase enables organizations to unlock innovation, accelerate AI transformation and redefine customer experiences wherever they happen. Discover why Couchbase is the foundation of critical everyday applications by visiting www.couchbase.com and following us on LinkedIn and X.

Couchbase®, the Couchbase logo and the names and marks associated with Couchbase’s products are trademarks of Couchbase, Inc. All other trademarks are the property of their respective owners.

About Haveli Investments

Haveli Investments is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector through control, minority or structured equity and debt investments with a focus on software, data, gaming and adjacent industries. The firm seeks to partner with innovative companies, entrepreneurs and management teams throughout a company’s life cycle. Haveli’s experienced team of investors and diverse industry experts will provide operational and strategic support, enabling portfolio companies to focus on driving innovation and increasing growth, scale and operating margins. Underscoring Haveli’s investments is an unwavering focus on a culture of inclusivity and sustainability. For more information, please visit www.haveliinvestments.com, or follow Haveli on LinkedIn, @Haveli Investments.

Additional Information and Where to Find It

Couchbase, the members of the Board and certain of Couchbase’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Couchbase plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. Matthew M. Cain, Alvina Y. Antar, Edward T. Anderson, Carol W. Carpenter, Lynn M. Christensen, Kevin J. Efrusy, Jeff Epstein, Aleksander J. Migon, David C. Scott and Richard A. Simonson, all of whom are members of Couchbase’s board of directors, and Margaret Chow, SVP, Chief Legal Officer and Corp. Secretary, William R. Carey, Vice President, Interim Chief Financial Officer and Chief Accounting Officer, and Huw Owen, SVP and Chief Revenue Officer, are participants in Couchbase’s solicitation.

Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in Couchbase’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 16, 2025 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001845022/000184502225000036/base-20250416.htm). To the extent that holdings of Couchbase’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1845022&type=&dateb=&owner=only&count=40&search_text=). Information regarding Couchbase’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2025 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to Couchbase’s named executive officers in a change of control of Couchbase is set forth under the caption “Executive Compensation-Potential Payments upon Termination or Change in Control” in the 2025 Proxy Statement.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Couchbase will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT COUCHBASE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Couchbase’s Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Couchbase with the SEC in connection with the Merger will also be available, free of charge, at Couchbase’s investor relations website (https://investor.couchbase.com), or by emailing Couchbase’s investor relations department (ir@couchbase.com).

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding: (i) the Merger, (ii) the expected timing of the closing of the Merger; (iii) considerations taken into account by the Couchbase Board in approving and entering into the Merger; and (iv) expectations for Couchbase following the closing of the Merger. There can be no assurance that the Merger will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals from Couchbase’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Merger, including in circumstances requiring Couchbase to pay a termination fee; (iii) possible disruption related to the Merger to Couchbase’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by Couchbase related to the Merger; (v) the risk that Couchbase’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (vi) the diversion of Couchbase management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Merger; (viii) potential litigation relating to the Merger; (ix) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; and (x) other risks and uncertainties detailed in the periodic reports that Couchbase files with the SEC, including Couchbase’s Annual Report on Form 10-K and Couchbase’s quarterly report on Form 10-Q. All forward-looking statements in this press release are based on information available to Couchbase as of the date of this press release, and, except as required by law, Couchbase does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Couchbase Contacts:

Investor Contact:

Edward Parker

ICR for Couchbase

IR@couchbase.com

Media Contact:

Amber Winans

Bhava Communications for Couchbase

CouchbasePR@couchbase.com

For Haveli Investments:

Investors:

Caroline Bal Doherty

SVP of Capital Partnerships

cdoherty@havelii.com

Media:

Hugh Burns/Pamela Greene

Reevemark

(212) 433-4600

HaveliTeam@Reevemark.com